Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-__________) pertaining to the 1994 Long-Term Performance Incentive Plan of NaPro BioTherapeutics, Inc. and the 1998 Stock Incentive Plan of NaPro BioTherapeutics, Inc. of our report dated March 3, 2000 with respect to the consolidated financial statements of NaPro BioTherapeutics, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                ERNST & YOUNG LLP

Denver, Colorado
December 15, 2000


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